Exhibit 10.1

                                    AGREEMENT

     AGREEMENT, dated as of May 15, 2008 (the "Agreement"), by and among Domar Exotic Furnishings, Inc., a Nevada corporation stock symbol DMXF (the Purchaser), and R. Thomas Kidd (the "selling party").

                                    PREAMBLE

     The Selling Party is the owner of an aggregate of 100,000 shares of Preferred Series A convertible stock of the Company ("Sellers Shares"), convertible into common shares of SportsQuest, Inc., a Delaware corporation, (the Company). These preferred series A shares when converted represent approximately 79.% of the issued and outstanding capital stock of the Company, as of the date hereof.

     At the Closing, as set forth in this Agreement:

     (a) The Selling Party shall sell and the Purchaser shall acquire from the Selling Party, the Sellers preferred series A convertible shares for the sum of six million five hundred thousand shares of common of Purchaser; and

     (b) upon closing of this transaction, the Directors of the Purchaser shall duly appoint R. Thomas Kidd as President and Chief Executive Officer of the Purchaser will aU powers attendant to said position and to the Board of Directors of the Purchaser. The current officers, President and CEO, and Secretary of the Company shall resign immediately upon the appointment of Kidd, as requested by Kidd. The Purchaser shall contemporaneously with the appointment duly file a form 8K disclosure of the appointment within 4 days as prescribed by the rules and regulations of the Securities and Exchange Commission. Scott Sieck will remain as a member of the Board of Directors. Rick Altmann will be appointed as a member of the Board of Purchaser immediately after closing.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and Covenants herein contained, the adequacy and sufficiency of which are deemed appropriate by the Parties,,-Purchaser/Company, and the Selling Party hereby agree as follows:

1. PURCHASE OF THE SELLING PARTIES' SHARES:

     (a) At the Closing, the Selling Party shall sell, transfer, convey and deliver to the Purchaser, the Selling Party right title and interest in and to the Preferred series A shares referenced herein to the Purchaser set forth
Section 1 (b), below.

     (b) The Purchase Price for the Selling Party Shares being purchased by the Purchaser herein shall be six million five hundred thousand shares of Purchaser, delivered to Selling parties at the Closing by the Purchaser. At closing said shares issued and delivered to selling party shall represent 76.47 per cent of the total outstanding shares of Purchaser.
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2. PAYMENT OF LEGAL AND OTHER FEES:

     The Purchaser and Selling Party shall be responsible for their own legal fees in connection with this transaction.

3. THE CLOSING.

     (a) General. The closing of the transactions contemplated in this Agreement, all of which transactions shall all occur contemporaneously (the "Closing"), shall take place at the offices of the Company, or at such other place and at such other time as the Parties hereto shall mutually agree, or, with the mutual agreement of all of the parties, by exchange of documents among the Parties, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated herein (other than conditions with respect to actions the Parties will take at the Closing itself) on May 20, 2008, or such other date as the Purchaser and the Selling Parties may mutually detennine (the "Closing Date"). The closing may be extended automatically for 7 days by one party giving notice of extension in writing to the other.

4. REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES.

     The Selling Parties individually represent and warrant to the Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

     (a) Each of the Selling Parties has the power and authority to execute, deliver and perform such Selling Parties obligations under this Agreement and to sell, assign, transfer and deliver to the Purchaser his, her or its respective Sellers Shares, as contemplated hereby. No permit, consent, approval or authorization of, or declaration or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by any of the Selling Parties to this Agreement and the consummation of the transactions contemplated hereby.

     (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by any of the Selling Parties will violate or result in a breach of any term or provision of any agreement to which that Selling Party is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of that Selling Party's obligations under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to that Selling Party's or any of the Selling Party's properties or assets.

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     (c) This Agreement has been duly and validly executed by each Selling
Party, and constitutes the valid and binding obligation of each Selling Party and the Purchaser, enforceable against the Selling Party and the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

     (d) Each of the Sellers Shares are owned beneficially and of record by such Selling Party in the amounts specified on Schedule A and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof, free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, "Liens"), and upon delivery of the Sellers Shares to the Purchaser, the Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens. None of the Selling Parties is a party to any option, warrant, purchase right, or other contract or commitment that could require that Selling Party to sell, transfer, or otherwise dispose of any capital stock of the Company, other than pursuant to this Agreement. None of the Selling Parties is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     Purchaser represents and warrants to the Selling Parties, as follows:

     (a) The Purchaser is a Corporation. The Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, compliance by the Purchaser with any of the terms and conditions hereof will violate, or conflict with, or result in a breach of any provision of, or constitute a default under or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound or affected or violate any material order, writ, injunction, decree, statute, rule or regulation nor breach or violate any Laws, rules or regulations of the United States, and the rules and regulations promulgated by the SEC, which may be applicable to Purchaser or any of its properties or assets, except for such violations which, in the aggregate, are immaterial and do not have any material adverse fmancial effect on Purchaser.

     (c) This Agreement has been duly and validly executed by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as the enforceability hereof may be limited by

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bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally or by limitations, on the availability of equitable remedies.

     (d) The Purchaser is acquiring the Sellers Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act. Purchaser agrees not to sell or otherwise transfer the Sellers Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available and shall promptly file or cause to be filed any and all filings, forms, documents and instruments necessary for the Purchaser to be in compliance with all Federal and state Securities Acts, laws, rules and regulations. The Purchaser has knowledge and experience in fmancial and business matters such that it is capable of evaluating the merits and risks of acquiring the Sellers Shares.

     (e) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

     (f) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding that is pending or, to the Purchaser's knowledge, threatened against the Purchaser, which would have a material adverse effect on this transaction.

     (g) No representation or warranty by the Purchaser in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

6. DUE DILIGENCE.

     The Purchaser has been furnished with documents and instruments and in addition has conducted its own intensive due diligence investigation relative to the shares and the representations, warranties and covenants of the Selling Parties. The Purchaser hereby acknowledges and agrees that it has received all requisite documents and instruments necessary for the Purchaser to have completed its due diligence all of which has been furnished to Purchaser to Purchaser's complete satisfaction within the due diligence period and all Due Diligence has been complied with.

7. PAYMENTS AT CLOSING; BROKERS; FINDERS.

     There are no Brokers or Finders involved in this transaction and none of the Parties shall be responsible for the payment of any Brokers or finders' fees other than as specifically set forth herein. Other than the foregoing, none of

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the Selling Parties nor the Purchaser, nor any of their respective directors, officers or agents on their behalf, have incurred any obligation or liability, contingent or otherwise, for brokerage or fmders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement. The Purchaser has not engaged any Brokers or Finders in connection with this transaction.

8. PRE-CLOSING COVENANTS.

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date:

     (a) Each of the Parties has used his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, hut not waiver, of the closing conditions set forth in Section 10 below).

     (b) Form 8-K Filing; Notices and Consents.

     (i) Concurrent with the execution of this Agreement, the Purchaser/Company shall cause a Form 8-K to be filed with the U.S. Securities and Exchange Commission with respect to its having entered into this material definitive agreement and to disclose the material terms set forth in this Agreement. Each of the Parties will (and the Selling Party will cooperate with the Purchaser/Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby.

     (ii) The Purchaser/Company acknowledges that it may be required to file documents, instruments, financial statements and other disclosure documents in compliance with the Securities Act in order to effect the transaction contemplated by this Agreement.

     (d) The Parties acknowledge that the Purchaser shall have filed all reports due with the Securities and Exchange Commission due. through the quarterly period ending February 29, 2008 and the financial statement filed with the 10Q for that period is accurate as of the date of closing.

     (e) Operation of Business. The Purchaser will not take any action, or enter into any transaction except for ministerial matters necessary to maintain the Purchaser in good standing and to arrange for the filing of all necessary reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any change in name of the Purchaser as required by Selling party. A change in name of the Company shall not result in a change of the Company's stock symbol. Without limiting the generality of the foregoing, the Purchaser will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except as otherwise expressly specified herein,
(ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any

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options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (other than agreements for professional services which will be paid in full at or prior to the Closing), (v) enter into any agreement or incur any other commitment or (vi) otherwise engage in any practice, take any action, or enter into any transaction that is inconsistent with the transactions contemplated hereby.

     (f) Notice of Developments. The Selling Parties will give prompt written notice to the Purchaser of any material adverse development causing a breach of any of the representations and warranties in Sections 4 and 5, above. No disclosure by any Party pursuant to this Section 8, however, shall be deemed to amend or supplement the disclosures contained in the Schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. None of the Selling Parties or the Company shall, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any of the Selling Parties Shares or any capital stock or other voting securities, or any assets (including any acquisition structured as a merger, consolidation, or share exchange) of the Company or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. None of the Selling Parties will vote the shares of the Company's Common Stock held by them in favor of any such acquisition structured as a merger, consolidation, or share exchange.

9. DOCUMENTS TO BE DELIVERED AT THE CLOSING:

     (a) As to the Selling Parties and the Company:

     (i) Selling Parties shall deliver to Purchaser share certificates representing the Sellers Shares, duly endorsed with Medallion Guarantee affixed evidencing the sale to Purchaser of (1 00,000) shares of Company Preferred Convertible Stock.

     (ii) The Selling Parties shall deliver the Certificate specified in Section 10 (a)(vi) of this Agreement.

     (iv) Special Counsel to the Company shall deliver the opinion of counsel on behalf of the Company, specified in Section 10 (a) (vii) herein.

     (v) The Company shall deliver resignations of officers and directors of the Company as specified in Section 13(a)(viii), herein, except that Scott Sieck will remain as a director.

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     (vi) The Company shall deliver a Secretary's Certificate, annexed to which shall be a true and correct copy of the Certificate of Incorporation and By-Laws of the Company as at the Closing Date and a resolution of the Board of Directors authorizing this Agreement and the transactions contemplated thereby.

     (vii) The Company shall deliver the corporate Minute Books, the corporate seal and related corporate documents and instruments contained in the minute books.

     (viii) The Company shall deliver certificates of good standing of the Company from the Secretaries of State of the States of Nevada and Florida, respectively.

(b) AS TO THE PURCHASER:

     (i) The Purchaser shall deliver payment of the Purchase Price in the amount of 6,500,000 shares of Common Stock of Purchaser.

10. CONDITIONS TO OBLIGATION TO CLOSE.

     (a) Conditions of Obligation of the Purchaser

     The obligation of the Purchaser to consummate the transactions to be performed by the Purchaser in connection with the Closing is subject to satisfaction of the following conditions:

     (i) the representations and warranties set forth in Sections 4 and 5 above shall be true and correct in all material respects at and as of the Closing Date;

     (ii) each of the Pre-Closing Covenants set forth in Section 8, above shall have been satisfied;

     (iii) the Selling Parties shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

     (iv) the Company shall have procured all of the third party consents required in order to effect the Closing;

     (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Sellers

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Shares and to control the Company, or (D) affect adversely the right of the
Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (vi) the Selling Parties shall have delivered to the Purchaser a certificate to the effect that (A) each of the conditions specified above in Section lO(a)(i)-(v) is satisfied in all aspects, and (B) as of the Closing the Purchaser has no Liabilities and $32,000 in cash in its bank account;

     (vii) the selling parties shall have received an opinion of counsel customary for transactions of this type that covers, among other things, that the Sellers Shares being delivered pursuant to this Agreement were validly issued, are fully paid and non-assessable and are being delivered to the Purchaser in a private transaction not involving any public offering in compliance with applicable Federal and state securities laws.

     (viii) the Purchaser shall have received the resignations, effective as of the Closing Date, of each current director of the Company, except Scott Sieck, and the Purchaser shall have received the resignations, effective as of the Closing Date, of each officer of the Purchaser. The Board of Directors of the Purchaser shall direct that the Designees specified by the Purchaser shall be appointed as Directors of the Purchaser and any officers of the Purchaser who may be lawfully appointed to the newly designated Board of Directors of the Purchaser shall be nominated and elected;

     (ix) Except as otherwise set forth in this Agreement, there shall not have been any occurrence, event, incident, action, failure to act, or transaction since February 29, 2008 which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Purchaser;

     (x) The Purchaser has fully completed its business, accounting and legal Due Diligence review of the Company, and the results thereof are completely satisfactory to the Purchaser;

     (xi) the Purchaser shall have received such pay-off letters and releases relating to Liabilities as they shall have requested and such pay-off letters shall be in form and substance satisfactory to the Purchaser;

     (xii) the Purchaser shall have conducted judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets ofthe Company;

     (xiii) the Company shall have delivered its Certificate of Incorporation and bylaws, both as amended to the Closing Date, certified by the Secretary of the Company, resolutions adopted by the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby and the

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Company shall have delivered to the Purchaser the Company's original minute book and corporate seal and all other original corporate documents and agreements;

     (xiv) the Company shall deliver to the Purchaser a Certificate of Good Standing in respect of the Company issued by the Nevada Secretary of State dated no earlier than ten (10) days prior to the Closing and a certificate of good standing from the state of Florida for foreign corporation ..

     (xv) all actions to be taken by the Selling Parties in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchaser; and

     (xvi) At the Closing, there shall be no more than 8,500,000 shares of the Company issued and outstanding other than shares held by the Purchaser on a pro-forma basis under this Agreement.

     The Purchaser may waive any condition specified in this Section lO(a) at or prior to the Closing in writing executed by the Purchaser.

     (b) Conditions to Oblh:ation of the Selling Parties.

     The obligations of the Selling Parties to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

     (i) the representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

     (ii) each of the Pre-Closing Covenants set forth in Section 8, above shall have been satisfied;

     (iii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

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     (v) the Purchaser shall have delivered to the Sellers Representative a certificate to the effect that each of the conditions specified above in Section 10(b)(i)-(iv) is satisfied in all respects;

     (vi) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Sellers Representative.

     (vii) The Purchaser shall have purchased from the Sellers an aggregate of 100,000 shares of the Company's Preferred Stock for which Purchaser shall have paid 6,500,000 shares of common stock of purchaser as provided for herein.

     (ix) The Purchaser shall have procured and delivered to the Sellers Representative all of the third party consents required in order to effect the Closing.

     (x) There shall not have been any occurrence, event, incident, action, failure to act, or transaction that has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Purchaser;

     (xi) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Company and the Selling Parties.

     The Company and/or the Selling Parties may waive any condition specified in this Section 1 O(b) at or prior to the Closing in writing executed by the Company and/or the Selling Parties, as the case may be.

11. REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) SUN-IVAI OF REPRESENTATIONS AND WARRANTIES All of the representations and warranties of the Parties shall survive the Closing hereunder and continue in full force and effect for a period of one (1) year thereafter.

     (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE PURCHASER.

     (i) The Selling Parties shall indemnify the Purchaser from and against any and all claims, liabilities, actions or matters which shall result in monetary damages to the Company for any Federal, state or local taxes of the Company with respect to any tax year or portion thereof ending prior to the Closing Date; and any monetary damages to the Company for any actions by the Selling Parties from the end of the Company's most recent fiscal year to the Closing Date, provided that the Purchaser does not change the fiscal year of the Company at any time,

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or cause any event to occur which would result in a change of accounting practices 0] procedures or other circumstances so that the liability for any such actions before or on tht: Closing Date or thereafter can not be readily determined in which event Selling Parties or tht: Company shall not be liable for any damages whatsoever.

     (ii) The Selling Parties shall indemnify the Purchaser from and against any claims, liabilities, actions or matters which result in monetary damages to the Company fOt actions brought by the SEC against the Selling Parties or any of them for their violation of any laws, rules or regulation promulgated by the SEC which occurred prior to the Closing Date.

     (iii) If any third party shall commence an action relating to a Company matter that occurred prior to the Closing, the Purchaser shall notify the Sellers Representative on behalf of each and all of the Selling Parties in writing, without delay, setting forth the details of such claim and furnishing the Sellers Representative with a copy of any complaint or other moving papers relating thereto, to enable the Selling Parties to defend and respond to such claim or action. The Selling Parties shall indemnify and hold harmless the Purchaser from and against any such claims, liabilities, actions or matters which result in monetary damages against the Company, provided that such action directly relates solely to matters that occurred prior to the Closing and were not caused by the action or inaction of the Purchaser.

     (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF EACH AND ALL OF THE SELLING PARTIES.

     (i) The Purchaser shall indemnify the Company and each and all of the Selling Parties from and against any and all claims, liabilities, actions or matters which shall result in monetary damages to any or all of Selling Parties and/or the Company (whether or not accrued or otherwise disclosed) for any Federal, state or local taxes of the Company with respect to any tax year or portion thereof ending subsequent to the Closing Date; and any monetary damages to any or all of the Selling Parties, and/or the Company for any actions by the Purchaser subsequent to the Closing Date.

     (ii) The Purchaser shall indemnify each and all of the Selling Parties and the Company from and against any claims, liabilities, actions or matters which result in monetary damages to any or all of them or to the Company for actions brought by the SEC against the Purchaser or the Company in violation of any laws, rules or regulation promulgated by the SEC that occur subsequent to the Closing Date or otherwise relating to Purchaser's actions or inactions or failures of disclosure.

12. POST-CLOSING COVENANTS.

     The Parties agree as follows with respect to the period following the Closing.

     (a) General. In the event at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any of the other Parties may reasonably request, all at the sole cost and expense of the requesting party. The Selling Parties acknowledge and agree that from and after the Closing the

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Purchaser will be entitled to possession of all reasonably available documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under Section 14 herein).

     (c) The Purchaser covenants and agrees that prior to the Closing Date , it will cause the Purchaser to change its name to another unrelated name in the States of Nevada and Florida and to make the necessary change on the OTCBB.

     (d) Operation of Business. Commencing on the date of this Agreement and up to and including the Closing Date, the Purchaser and the Selling Parties shall not cause or permit the Purchaser to take any action, or enter into any transaction except for ministerial matters necessary to maintain the Company in good standing and to arrange for the filing of all necessary reports required under the Securities Act and the Securities Exchange Act and any change in name of the Purchaser as required by Selling parties. A change in name of the Purchaser shall not result in a change of the Purchaser's trading symbol. Without limiting the generality of the foregoing, the Purchaser and/or the Selling Parties will not cause or permit the Purchaser to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (v) enter into any agreement or incur any other commitment (vi) otherwise engage in any practice, take any action, or enter into any transaction that is inconsistent with the transactions contemplated hereby, or (vii) assist any person, or agree to assist any person, in taking the actions described in (i) through (vi) of this Provision.

13. TERMINATION.

     Tennination of Agreement. The Parties may terminate this Agreement as provided below:

     (a) The Purchaser, the Company and the Selling Parties may terminate this Agreement by mutual written agreement of all of the parties at any time prior to the Closing;

     (b) The Purchaser may terminate this Agreement by giving written notice to the Sellers Representative at any time prior to the Closing if (A) in the event the Selling Parties have breached any material representation, warranty, or

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
covenant contained in this Agreement in any material respect and the Purchaser has notified the Sellers of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach; (B) if the Closing shall not have occurred by reason of the failure of any condition precedent under Section 10 (a), hereof (unless the failure results primarily from the Purchaser themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (c) The Company and/or the Selling Parties may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (A) in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, and the Company, the Selling Parties, as the case may be, have notified the Purchaser of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach; or (B) if the Closing shall not have occurred by reason of the failure of any condition precedent under Section 10 (b), hereof (unless the failure results primarily from the Company, the Selling Parties or themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (d) Effect of Termination Except as aforesaid and subject to the provisions of Section 10 above, if this Agreement validly terminates pursuant to this
Section 13, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for any Liability of a Party that is then in breach.

     (e) Termination for Cause. In the event that the transaction would have closed but for the failure of the other party to close, then the party at fault shall reimburse the party not at fault party for its documented reasonable legal fees and related outo of-pocket expenses it has incurred in connection with the transaction not to exceed a maximum of $15,000.00. The parties agree that any damages payable on account of any breach of this Agreement shall be expressly limited to such amount.

14. MISCELLANEOUS.

     (a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

     (b) Confidentiality; Press Releases and Public Announcements. Except as and to the extent required by law, no Party will disclose or use and will direct its representatives not to disclose or use any information with respect to the transaction that is the subject of this Agreement, without the consent of the other Parties; provided however, that the Purchaser shall be permitted to disclose this Agreement and such related information as is necessary, including information concerning the Company obtained through the Purchaser's Due Diligence solely with its investment bankers, attorneys and accountants, who are also involved on a confidential basis. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchaser and the Sellers; provided, however, that the Company may make any public disclosure it believes in good faith is required by applicable law, rule or regulation or any listing or trading agreement concerning its publicly-traded securities (in which case the Sellers Representative and th~ Company will use their best efforts to advise the other Parties prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights OJ remedies upon any person other than the Parties hereto and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may sell, assign or otherwise transfer or have a third party secure a present or future direct or indirect interest in either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of all of the Purchaser, the Company and the Selling Parties.

     (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument effective as of the date first above-written.

     (g) Headings. The Section headings contained in this Agreement are inserted for convemence only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Selling Parties

R. Thomas Kidd
432 Valley Stream Drive
Geneva, Florida 32732

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
If to the Company

SportsQuest, Inc.
1809 E. Broadway #125
Oviedo, Florida 32765

If to the Purchaser:

Domar Exotic Furnishings, Inc. 1624
Tioga Trail
Winter Park, Florida 32789

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been dilly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties written or electronic notice in the manner herein above set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser, the Company, the Selling Parties (or the Sellers Representative, acting on their behalf.) No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless written, and shall not constitute a waiver of any prior or subsequent default, misrepresentation, or breach of the same or any other warranty or covenant hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (1) Expenses. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Selling Parties agree that the Company has not borne or will not bear any of the Selling Parties' costs and expenses (including any of the Selling Parties legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state court sitting in Orange County, Florida or Federal court sitting in Orlando, Florida in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 14 (h) above.

                     (This is the end of the Page)

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
     IN WITNESS WHEREOF, each of the undersigned have duly executed this Agreement the date first above written.

Domar Exotic Furnishings Inc.                Selling Parties
Purchaser


By: /s/ Maureen Doyle Sieck                 By: /s/ R. Thomas Kidd
   --------------------------------             --------------------------------
Name:  Maureen Doyle Sieck                  Name: R. Thomas Kidd
Title: President

                                   SCHEDULE A

                                               Number of Company
Selling Parties                                  Shares Owned
---------------                                  ------------

R. Thomas Kidd                             100,000 Preferred Shares
432 Valley Stream Drive
Geneva, Florida 32732


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